As filed with the Securities and Exchange Commission on December 17, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SUPERCONDUCTOR TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0158076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
460 Ward Drive
Santa Barbara, CA 93111-2310
(805) 690-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey A. Quiram President and Chief Executive Officer Superconductor Technologies Inc. 460 Ward Drive Santa Barbara, CA 93111-2310 (805) 690-4500 (Name and address of agent for service)	Copies of communications sent to: Theodore E. Guth Manatt, Phelps & Philips LLP 11355 West Olympic Boulevard Los Angeles, CA 90064 (310) 312-4131

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is, a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount	Offering Price	Aggregate		Amount of
Title of Securities to be Registered	to be Registered	Per Share	Offering Price		Registration Fee
Common Stock, par value $.001 per share	—	—	—		—
Preferred Stock, par value $.001 per share	—	—	—		—
Warrants	—	—	—		—
Total	—	—	$80,000,000	(1)(2)(3)(4)	$2,456 (5)

(1)	The table does not specify information as to the amount of any particular security to be registered in reliance on Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the aggregate maximum offering price of all securities listed.

(2)	We are registering an indeterminate number of shares of common stock and preferred stock and an indeterminate amount of warrants, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $80,000,000. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock that may be issued upon the exercise of warrants registered hereunder or, in the case of the common stock, upon the conversion of or in exchange for, or pursuant to the antidilution provisions of, shares of preferred stock registered hereunder.

(3)	The proposed maximum aggregate offering price per class of security and per unit or share will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(4)	The aggregate amount of common stock registered hereunder is limited, solely for purpose of any at-the-market offering, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.

(5)	Computed in accordance with Rule 457(o).
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The issuer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2007
PROSPECTUS
$80,000,000
     We may offer, from time to time, together or separately, up to $80,000,000 aggregate amount, of:
•	common stock

•	preferred stock

•	warrants
     We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus.
     You should read carefully this prospectus, each supplement and the documents incorporated by reference into this prospectus before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     Our common stock is traded on the Nasdaq Stock Market under the symbol “SCON.” On December 13, 2007, the closing sale price of our common stock on the Nasdaq Stock Market was $8.95 per share. Our principal executive offices are located at 460 Ward Drive, Santa Barbara, California 93111-2310, and our telephone number is (805) 690-4500.
     We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts.
     You should carefully consider the risk factors included in the documents incorporated by reference in this prospectus before making a decision to purchase our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2007.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $80,000,000 in the aggregate. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
     You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.
DOCUMENTS INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. The following documents have been previously filed by us with the SEC pursuant to the Exchange Act and are hereby incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part:
•	our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 on Form 10-K/A filed on April 24, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 29, 2007;

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2007, February 6, 2007, March 7, 2007, March 8, 2007, April 18, 2007, April 24, 2007, August 22, 2007 and November 15, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 4, 1993.
     Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the Securities and Exchange Commission and shall not be deemed “filed” with the Securities and Exchange Commission and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities covered by this prospectus are also incorporated by reference in this prospectus and are considered to be part of this prospectus from the date those documents are filed. If you make a request for this information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in the registration statement of which this prospectus forms a part. Requests for this information should be submitted in writing to our Secretary, at our principal executive offices at Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111-2310 or by telephone at (805) 690-4500.
     This prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus, or any supplement thereof. No one else is authorized to provide you with different information. You should not rely on any other representations. We are not making an offer of these securities in any state where the offer is not permitted. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in or incorporated by reference into this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing or incorporated by reference into this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a web site that contains information about us at http://www.suptech.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.
     We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of our common stock registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. This registration statement is also available to you on the SEC’s web site, http://www.sec.gov.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” “would,” “may” or other similar expressions in this prospectus. We claim the protection of the safe harbor contained in the Private Securities

Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented or incorporated by reference in this prospectus, or which we may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.
     Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following: limited assets and a history of losses; limited number of potential customers; limited number of suppliers for some of our components; no significant backlog from quarter to quarter; our market is characterized by rapidly advancing technology. For further discussion of these and other factors, see “Risk Factors” in the documents incorporated by reference in this prospectus.
     This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions or updates to our forward-looking statements to reflect events or circumstances or changes to our assumptions that occur after the date of this prospectus.

SUMMARY
Our Company
     We develop, manufacture and market high performance infrastructure products for wireless voice and data applications. Wireless carriers face many challenges in today’s competitive marketplace. Minutes of use are skyrocketing, and wireless users now expect the same quality of service from their mobile devices as from their landline phones. We help wireless carriers meet these challenges by “doing more with less.”
     Our products help maximize the performance of wireless telecommunications networks by improving the quality of uplink signals from mobile wireless devices. Our products increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless data throughput — all while reducing capital and operating costs. SuperLink incorporates patented high-temperature superconductor (HTS) technology to create a receiver front-end that enhances network performance. Today, we are leveraging our expertise and proprietary technology in radio frequency (RF) engineering to expand our product line beyond HTS technology. We believe our RF engineering expertise provides us with a significant competitive advantage in the development of high performance, cost-effective solutions for the front end of wireless telecommunications networks.
     We have three product offerings:
     •     SuperLink. In order to receive uplink signals from wireless handsets, base stations require a wireless filter system to eliminate out-of-band interference. SuperLink combines HTS filters with a proprietary cryogenic cooler and an ultra low-noise amplifier. The result is a highly compact and reliable receiver front-end that can simultaneously deliver both high selectivity (interference rejection) and high sensitivity (detection of low level signals). SuperLink delivers significant performance advantages over conventional filter systems.
     •     AmpLink. AmpLink is designed to address the sensitivity requirements of wireless base stations. AmpLink is a ground-mounted unit which utilizes a high-performance amplifier. The enhanced uplink performance provided by AmpLink improves network coverage immediately and avoids the installation and maintenance costs associated with tower mounted alternatives.
     •     SuperPlex. SuperPlex is our line of multiplexers that provides extremely low insertion loss and excellent cross-band isolation. SuperPlex high-performance multiplexers are designed to eliminate the need for additional base station antennas and reduce infrastructure costs. Relative to competing technologies, these products offer increased transmit power delivered to the base station antenna, higher sensitivity to subscriber handset signals, and fast and cost-effective network overlays.
     We currently sell most of our commercial products directly to wireless network operators in the United States. Our customers to date include ALLTEL, AT&T, Sprint Nextel, T-Mobile, U.S. Cellular and Verizon Wireless. We have a concentrated customer base. We plan to expand our customer base by selling directly to other wireless network operators and manufacturers of base station equipment, but we cannot assure that this effort will be successful.
     We also generate significant revenues from government contracts. We primarily pursue government research and development contracts which compliment our commercial product development. We undertake government contract work which has the potential to improve our commercial product offering. These contracts often yield valuable intellectual property relevant to our commercial business. We typically own the intellectual property developed under these contracts, and the Federal Government receives a royalty-free, non-exclusive and nontransferable license to use the intellectual property for the United States.
     We sell most of our products to a small number of wireless carriers, and their demand for wireless communications equipment fluctuates dramatically and unpredictably. We expect these trends to continue and may cause significant fluctuations in our quarterly and annual revenues.
     The wireless communications infrastructure equipment market is extremely competitive and is characterized by rapid technological change, new product development, product obsolescence, evolving industry standards and price erosion over the life of a product. We face constant pressures to reduce prices. Consequently, we expect the average selling prices of our products will continue decreasing over time. We have responded in the past by successfully reducing our product costs, and expect further cost reductions over the next twelve months. However, we cannot predict whether our costs will decline at a rate sufficient to keep pace with the competitive pricing pressures.
     We were incorporated in the state of Delaware in 1987. Our principal place of business and executive offices are located at 460 Ward Drive, Santa Barbara, California 93111. We have undergone three unique phases of development since our incorporation in 1987. From 1987 to 1996, we focused primarily on the research and development of HTS technologies. From 1997 to 2001, our second phase, we made the transition from a research and development firm to a commercial operating company. During this time we launched our first commercial HTS product, the SuperFilter System, and concentrated on commercializing HTS technology for the U.S. wireless market. We are now in our third phase of development. Our Company has evolved from one oriented solely around HTS technology to one that is committed to providing best-in-class link enhancement solutions to the global wireless infrastructure market. Following our strategy of Total Link Enhancement, (simultaneously optimizing the performance of the uplink, the downlink and the antenna), we now offer innovative technologies across multiple product lines and in multiple geographic markets.
The Securities We May Offer
     With this prospectus, we may offer common stock, preferred stock and warrants, or any combination of the foregoing. The aggregate initial offering price of all securities we sell in the primary offerings under this prospectus will not exceed $80,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.
     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
     We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exchangeable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights. In this prospectus, we provide a general description of, among other things, our dividend policy and the transfer and voting restrictions that apply to holders of our common stock.
Preferred Stock
     We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.
Warrants
     We may offer warrants for the purchase of shares of preferred or common stock. We may issue the warrants by themselves or together with preferred stock or common stock and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Our board of directors or a committee designated by our board of directors will determine the terms of the warrants at the time of sale. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby.

USE OF PROCEEDS
     Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities under this prospectus will be used for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, and any other purposes that we may specify in any prospectus supplement. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.
RATIO OF EARNINGS TO FIXED CHARGES
     The Company will disclose or incorporate by reference in the related prospectus supplement a ratio of earnings to fixed charges in connection with the registration of debt securities and a ratio of combined fixed charges and preference dividends to earnings in connection with the registration of preference equity securities.
     We will disclose or incorporate by reference in the related prospectus supplement a ratio of earnings to fixed charges in connection with our registration of debt securities and a ratio of combined fixed charges and preference dividends to earnings in connection with our registration of preference equity securities.
DESCRIPTION OF CAPITAL STOCK
     The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.
Authorized Capitalization
     We have 252,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 250,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 706,829 have been designated as Series A Convertible Preferred Stock. As of December 13, 2007, we had 12,511,414 shares of common stock outstanding and no shares of preferred stock outstanding, although we have entered into an agreement to issue an additional 2,148,296 shares of common stock and 706,829 shares of Series A Preferred Stock subject to the payment of the purchase price by December 31, 2007. The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.
Common Stock
     Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.
     Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

     In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
     Our common stock is listed on the Nasdaq Stock Market under the symbol “SCON.” Registrar & Transfer Company is the transfer agent and registrar for our common stock. Its address is 10 Commerce Drive, Cranford, NJ 07016, and its telephone number is (800) 866-1340.
Preferred Stock
     Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. As further described below, on October 23, 2007, our board of directors authorized the designation and issuance of 706,829 shares of Series A Convertible Preferred Stock. Although it has no present intention to do so, our board of directors may issue additional preferred stock with terms that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.
     Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of STI or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock. The number of authorized shares of preferred stock may be increased or decreased, but not decreased below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the common stock without a vote of the holders of preferred stock, or any series of preferred stock, unless a vote of any such holder is required pursuant to the terms of such series of preferred stock.
     The following description sets forth certain general terms and provisions of the preferred stock we may issue. If we offer convertible preferred stock, such stock will be convertible into shares of our common stock. With respect to any convertible preferred stock or preferred stock (each referred to herein as preferred stock) we may choose to offer, the specific designations and rights will be described in the prospectus supplement relating to the preferred stock offered, including the following terms. Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations which will state the designation, powers, preferences, rights and qualifications, limitations and restrictions of that series of preferred stock. In addition, the prospectus supplement relating to that new series of preferred stock will specify particular amount, price and other terms of that new series. These terms will include:
•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable, if any, whether dividends shall be cumulative or noncumulative and other terms relating to the payment of dividends on the preferred stock;

•	the redemption rights and price or prices, if any, for shares of the series;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms and amount of such sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series, and the special or relative rights of such shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•	whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•	any listing of the preferred stock on any securities exchange;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation and dissolution or winding up;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
Series A Convertible Preferred Stock
     In October 2007 in connection with entering into an amended investment agreement with Hunchun BaoLi Communication Co. Ltd., our board of directors authorized the designation and issuance of 706,829 shares of Series A Convertible Preferred Stock, or Series A Preferred, par value $0.001. Subject to our receipt of the full purchase price in cash, expected in December 2007, we have agreed to issue all of the authorized shares of Series A Preferred to Hunchun BaoLi Communication Co. Ltd., or BAOLI. Subject to the terms and conditions of our Series A Preferred and to customary adjustments to the conversion rate, each share of our Series A Preferred is convertible into ten shares of our common stock so long as the number of shares of our common stock beneficially owned by BAOLI following such conversion does not exceed 9.9% of our outstanding common stock. Except for a preference on liquidation of $.01 per share, each share of Series A Preferred is the economic equivalent of the ten shares of common stock into which it is convertible. Except as required by law, the Series A Preferred will not have any voting rights. For a complete description of the terms of the Series A Preferred, please see a copy of the certificate of designations, a copy of which is available from us or in the Form 8-K we filed with the SEC on November 15, 2007, which may be viewed on the website maintained by the SEC (www.sec.gov) and which is incorporated by reference into this prospectus.
     Any prospectus supplement filed in connection with an offering of preferred stock will describe all material terms of such series of preferred stock and all material terms of any common stock, if any, issuable upon conversion of such preferred stock. However, the description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our certificate of incorporation relating to the applicable series of preferred stock, together with our bylaws. The registration statement of which this prospectus forms a part currently does or will in the future include the certificate of amendment and our bylaws as exhibits or incorporate them by reference.
     The preferred stock will, if and when issued, be fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.
Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents
     The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our by-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and by-laws.
     Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     Section 203 defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
     Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.
     Classified Board of Directors. Pursuant to our certificate of incorporation, the number of directors is fixed by our board of directors. Our directors are divided into three classes, each class to serve a three-year term and to consist as nearly as possible of one third of the directors. Pursuant to our by-laws, directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast.
     No Stockholder Action by Written Consent. Our by-laws provide that a special meeting of stockholders may be called only by the chairman of the board, a majority of the entire board of directors or the president. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given. In addition, our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our by-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.
     Change in Control Agreements. A number of our executives have agreements with us that entitle them to payments in certain circumstances following a change in control.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agreement may provide that, in certain circumstances, we and the warrant agent will be permitted to amend the warrant agreement without the consent of the holders of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.
     The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the amount and terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the purchase price of each of the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities to be received upon exercise of the warrants or of the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures, conditions and limitations relating to the exercise of such warrants.
     The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

     Warrants for the purchase of preferred stock and/or common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
     Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The applicable prospectus supplement will also describe the circumstances pursuant to which the exercise price and/or the number or amount of the securities to be issued upon exercise of the warrants would be adjusted and the method of making and notifying the holder of any such adjustment.
     After the close of business on its applicable expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities in the manner described in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
     Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION
     We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.
     We will set forth in a prospectus supplement the terms of that particular offering of securities, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.
Agents
     We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.
Underwriters
     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.
Direct Sales
     We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. To the extent known to us, we will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.
Derivative Securities
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Trading Markets and Listing of Securities
     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Stock Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Passive Market Making
     Any underwriters who are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in the securities on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Material Relationships
     We may use underwriters, dealers and agents with whom we have a material relationship. To the extent required, we will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer or agent. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses, and we will include in any prospectus supplement any required disclosure related to such transactions or services. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
     Certain legal matters relating to the validity of the common stock, preferred stock and warrants offered by this prospectus will be passed upon for us by Manatt, Phelps & Philips, LLP, Los Angeles, California.
EXPERTS
     The financial statements of Superconductor Technologies Inc., as of December 31, 2006 and for the year then ended, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Superconductor

Technologies Inc. for the year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the Company’s ability to continue as a going concern) of Stonefield Josephson, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The financial statements of Superconductor Technologies Inc., as of December 31, 2005 and for the years ended December 31, 2005 and 2004, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Superconductor Technologies Inc. for the year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the Company’s ability to continue as a going concern as described in note 2 to the financial statements) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. In connection with this Registration Statement on Form S-3, we have engaged our prior independent registered public accounting firm, PricewaterhouseCoopers LLP, and in connection therewith, agreed to indemnify PricewaterhouseCoopers LLP for payment of all legal costs and expenses incurred in PricewaterhouseCoopers LLP’s successful defense of any legal action or proceeding that arises as a result of inclusion of PricewaterhouseCoopers LLP’s audit report on our past financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table itemizes the fees and expenses incurred or expected to be incurred by the Registrant in connection with the preparation and filing of this registration statement. All amounts in the table below are estimates, except the SEC and FINRA registration fees. The fees and expenses we will incur in connection with any issuance and distribution of the securities being registered will be included in a Current Report on Form 8-K and incorporated by reference herein.

SEC registration fee	$2,456
FINRA registration fee	8,500
Printing and engraving expenses	5,000
Legal fees and expenses	35,000
Accounting fees and expenses	10,000
Transfer Agent Fees	1,000
Miscellaneous fees	5,000

Total	$66,956

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware Law General Corporation (the “Delaware Law”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.
     The Company may from time to time be subject to Section 2115 of the California Corporations Code (the “California Code”), according to which Section 317 of the California Code applies to the indemnification of officers and directors of the Registrant. Under Section 317 of the California Code, permissible indemnification by a corporation of its officers and directors is substantially the same as permissible indemnification under Section 145 of the Delaware Law, except that (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation, (ii) the Delaware Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors, (iii) in a case of stockholders approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person, and (iv) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware Law permits the directors in any circumstances to appoint counsel to undertake such determination.
     Section 145 of the Delaware Law and Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in the Company’s Certificate of Incorporation and the indemnification provision included in the Company’s bylaws are consistent with Delaware

Law Sections 102(b)(7) and 145 and California Code Section 317. The Company has purchased directors and officers liability insurance.
     Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company’s Certificate of Incorporation and the Company’s Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Company has entered into indemnification agreements with its officers and directors.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.
ITEM 16. EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation (1)
3.2	Bylaws, as amended (1)
3.3	Certificate of Designations of Series A Convertible Preferred Stock (2)
4.1	Form of Common Stock Certificate (3)
4.2	Form of Warrant Agreement*
4.3	Form of Preferred Stock Certificate*
5.1	Legal Opinion of Manatt, Phelps & Philips LLP (4)
23.1	Consent of Manatt, Phelps & Philips LLP (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of Stonefield Josephson Inc. (4)
23.3	Consent of PricewaterhouseCoopers LLP (4)
24.1	Powers of Attorney (5)

*	To be filed by amendment or by a report on Form 8-K.

(1)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(2)	Incorporated by reference from the Company’s Current Report on Form 8-K filed November 15, 2007.

(3)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (Reg. No. 33-56714).

(4)	Filed herewith.

(5)	Included herein (see “Power of Attorney” in this registration statement).
ITEM 17. UNDERTAKINGS
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby further undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of December, 2007.

SUPERCONDUCTOR TECHNOLOGIES INC.
By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Quiram and William J. Buchanan, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jeffrey A. Quiram Jeffrey A. Quiram	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2007
/s/ William J. Buchanan William J. Buchanan	Controller (Principal Accounting Officer) (Principal Financial Officer)	December 17, 2007
/s/ David W. Vellequette David W. Vellequette	Director	December 17, 2007
/s/ Lynn J. Davis Lynn J. Davis	Director	December 17, 2007
/s/ Dennis J. Horowitz Dennis J. Horowitz	Director	December 17, 2007
/s/ Martin A. Kaplan Martin A. Kaplan	Director	December 17, 2007
/s/ John D. Lockton John D. Lockton	Chairman of the Board	December 17, 2007

S-1